UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                         PURSUANT TO SECTION 13 OR 15(d)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934


                 Date of Event Requiring Report: October 2, 2001




                   GOLDEN OPPORTUNITY DEVELOPMENT CORPORATION
       -------------------------------------------------------------------
             (Exact Name of Registrant as Specified on its Charter)


         000-27961                                 87-0067813
    --------------------                   ------------------------
  (Commission File Number)           (IRS Employer Identification Number)


                                     NEVADA
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         (State or Other Jurisdiction of Incorporation or Organization)




                          268 West 400 South, Suite 300
                           Salt Lake City, Utah 84101
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                    (Address of Principal Executive Offices)




                                 (801) 575-8073
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              (Registrant's Telephone Number, Including Area Code)

ITEM 4. Changes in Registrant's Certifying Accountant

On October 2, 2001, Golden Opportunity Development Corporation ("the Company") retained Tanner+Co. of Salt Lake City ("Tanner"), to be the principal accountant engaged to audit the Company's financial statements. This action was taken to replace the firm of Mantyla & McReynolds who had previously resigned as the Company's principal accountant. The Company's board of directors approved the engagement of Tanner as the principal accountant. Tanner is a Utah-based public accounting and auditing firm that specializes in SEC reporting companies.

Prior to engaging Tanner, the Company did not consult Tanner regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements or any other financial presentation whatsoever.

The Company has previously filed an 8-K regarding the resignation of Mantyla & McReynolds on September 17, 2001, and amended that filing on September 27, 2001, reference is made to those filing for all details regarding the resignation of the company's prior principal accountant.

ITEM 7. Financial Statements and Exhibits

The following exhibit(s) are included as part of this report: None

Pursuant to the requirement of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 8, 2001

                                  Golden Opportunity Development Corporation



                                  By:/s/ Richard Surber
                                     Richard D. Surber, President